For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Announces New Products, Customers and Partnerships

LITTLE ROCK, Ark. – May 15, 2013— Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company today announced financial results for its fourth quarter and fiscal year ended March 31, 2013.

Fourth Quarter Fiscal 2013

Revenue from continuing operations was $277 million for the quarter, down 3.5 percent compared to $287 million for the prior-year period. Income from continuing operations decreased 9 percent to $20 million in the current quarter, compared to $22 million in the prior year. Excluding unusual items, operating income for the quarter decreased to $22 million as compared to $35 million in the prior year. Earnings per diluted share attributable to Acxiom stockholders were $0.18 in the current quarter, compared to diluted earnings per share in the prior-year quarter of $0.58. Excluding unusual items for both periods, diluted earnings per share of $0.19 decreased 14 percent as compared to $0.22.

Operating cash flow was $74 million for the quarter, compared to $56 million for the comparable period a year ago, an increase of 31 percent. Free cash flow to equity decreased to $42 million for the quarter, compared to $103 million for the comparable period. Free cash flow to equity in the prior-year period included $73 million in proceeds from the sale of the company’s background screening business. Excluding the proceeds from the sale, free cash flow to equity increased 44 percent compared to $29 million in the prior period. Free cash flow available to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached.

Fiscal Year 2013

Revenue from continuing operations for the fiscal year ended March 31, 2013 decreased approximately 3 percent to $1,099 million, compared to $1,131 million in fiscal 2012. Earnings per diluted share attributable to Acxiom stockholders were $0.75 in fiscal 2013, compared to $0.96 in the prior year. Excluding unusual items and discontinued operations from both periods, earnings per diluted share attributable to Acxiom stockholders were $0.76 as compared to $0.72 in the prior year.

Operating cash flow decreased 35 percent to $150 million during the year, compared to $229 million in fiscal 2012. Free cash flow available to equity was $56 million, compared to $203 million in the prior year. The prior year result included $73 million in proceeds from the sale of the company’s background screening business. Both operating cash flow and free cash flow to equity were down as a result of changes in working capital and increased tax payments.

A schedule is attached to this release outlining the impact of the unusual items on the current and prior-year results.

“Fiscal 2013 was a year of transition for the company”, said Acxiom CEO Scott Howe. “This past year we re-ignited product innovation, invested in our clients and our associates and continued to support our shareholders through our stock repurchase program. Looking ahead to 2014 we expect to continue to invest in our new product suite, add new customers and anticipate product launches in the later part of the fiscal year.”

Fourth Quarter Highlights:

·
Acxiom introduced AbiliTagTM to address data needs for publishers. This solution is the first in a series of technologies and products to be announced. AbiliTag enables publishers to onboard first-party advertising data and allows for measurement and attribution across multiple channels. This product revolutionizes how publishers can monetize their advertising inventory. AbiliTag follows industry guidelines and best practices to protect consumer privacy.

·
Acxiom announced Audience PropensitiesTM. Audience Propensities offers insight into potential spending, in-market timing, brand affinity, media consumption and shopping behaviors. This product currently serves 13 major industries and enables marketers to more scientifically select media and more efficiently reach their audiences.

·
The company announced the Acxiom PrivateCloudTM. The Acxiom PrivateCloud offering is for organizations that require security-enriched cloud computing. PrivateCloud provides a virtual private data center dedicated to each tenant. It incorporates managed firewall, vulnerability scanning and enterprise anti-virus protection as standard services.

·
Acxiom announced a partnership with Facebook. Our clients are now able to reach members of Facebook’s very large and engaged audience with advertising targeted with the help of Acxiom data. The partnership enables Acxiom’s clients to reach with confidence their customers and prospects across both mobile and desktop devices with frequency and consistency. Our partnership with Facebook represents a big step toward achieving our objective, to provide one-to-one marketing at scale.

·
The company signed agreements with several new customers including: Foot Locker and Total Wine & More. Also, we have expanded our relationship with Macy’s and extended our relationship with two of the largest U.S. financial institutions.

·
The company repurchased approximately 500,000 shares for $9 million during the quarter. Since inception of the share repurchase program in August 2011, the company has repurchased 10.4 million shares, or approximately 13 percent of the outstanding common stock, for $140 million. The company’s total share repurchase authorization is $200 million.

Segment Results:

·
Marketing and Data Services: Revenue for the fourth quarter decreased 3 percent to $197 million, as compared to $203 million for the same period a year ago. U.S. revenue of $168 million was relatively flat. Income from operations for the fourth quarter was $21 million, compared to $30 million in the prior year. Operating margin was 11 percent, compared to 15 percent in the previous year. The decrease in margin is primarily attributable to investments in data and our Audience Operating System.

·
IT Infrastructure Management: Revenue for the fourth quarter decreased 4 percent to $65 million, compared to $68 million for the same period a year ago. Income from operations for the quarter was $2 million, compared to $6 million in the prior year. Operating margin was approximately 4 percent, compared to 9 percent a year ago. The decline in operating income and margin was primarily associated with a one-time contract adjustment for an existing customer.

·	Other Services: Revenue was $14 million as compared to $16 million in the prior year. Loss from operations was roughly $1 million in each year.

Financial Guidance

The following projections are forward looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward-Looking Statements section of this press release. Our guidance does not take into account any unusual items. Acxiom’s estimates for fiscal 2014 are as follows:

·
We expect revenue for the fiscal year to be roughly flat as compared to $1.099 billion in Fiscal 2013. Revenue growth in Marketing and Data Services is expected to be offset by a decline in revenue in IT Infrastructure Management.

·	Earnings per diluted share attributable to Acxiom shareholders are also expected to be roughly flat.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

Web Link to Financials

You may link to http://www.acxiom.com/FY13_Q4_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 40 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our 7,000+ global clients. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share as well as statements regarding future investments, new customers and new product launches. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients, which could lead to decreases in our operating results; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2012, which was filed with the Securities and Exchange Commission on May 25, 2012.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	March 31,
			$	%
	2013	2012	Variance	Variance

Revenue:
Marketing and data services	197,452	203,400	(5,948)	(2.9%)
IT Infrastructure management services	65,202	67,590	(2,388)	(3.5%)
Other services	14,477	16,265	(1,788)	(11.0%)
Total revenue	277,131	287,255	(10,124)	(3.5%)

Operating costs and expenses:
Cost of revenue	213,587	213,788	201	0.1%
Selling, general and administrative	41,411	38,577	(2,834)	(7.3%)
Gains, losses and other items, net	1,944	12,600	10,656	84.6%

Total operating costs and expenses	256,942	264,965	8,023	3.0%

Income from operations	20,189	22,290	(2,101)	(9.4%)
% Margin	7.3%	7.8%
Other income (expense):
Interest expense	(2,959)	(3,391)	432	12.7%
Other, net	188	(219)	407	185.8%

Total other income (expense)	(2,771)	(3,610)	839	23.2%

Earnings from continuing operations before income taxes	17,418	18,680	(1,262)	(6.8%)

Income taxes	4,319	3,838	(481)	(12.5%)

Net earnings from continuing operations	13,099	14,842	(1,743)	(11.7%)

Earnings from discontinued operations, net of tax	-	31,031	(31,031)	(100.0%)

Net earnings	13,099	45,873	(32,774)	(71.4%)

Less: Net loss attributable to noncontrolling interest	(139)	(193)	54	28.0%

Net earnings attributable to Acxiom	13,238	46,066	(32,828)	(71.3%)

Basic earnings per share:
Net earnings from continuing operations	0.18	0.19	(0.01)	(5.3%)
Earnings from discontinued operations	-	0.40	(0.40)	(100.0%)
Net earnings	0.18	0.59	(0.41)	(69.5%)

Net earnings attributable to Acxiom stockholders	0.18	0.59	(0.41)	(69.5%)

Diluted earnings per share:
Net earnings from continuing operations	0.17	0.19	(0.02)	(10.5%)
Earnings from discontinued operations	-	0.39	(0.39)	(100.0%)
Net earnings	0.17	0.58	(0.41)	(70.7%)

Net earnings attributable to Acxiom stockholders	0.18	0.58	(0.40)	(69.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
			$	%
	2013	2012	Variance	Variance

Revenue:
Marketing and data services	767,738	771,714	(3,976)	(0.5%)
IT Infrastructure management services	275,469	291,525	(16,056)	(5.5%)
Other services	56,152	67,385	(11,233)	(16.7%)
Total revenue	1,099,359	1,130,624	(31,265)	(2.8%)

Operating costs and expenses:
Cost of revenue	841,826	863,489	21,663	2.5%
Selling, general and administrative	152,804	151,131	(1,673)	(1.1%)
Impairment of goodwill and other intangibles	-	17,803	17,803	100.0%
Gains, losses and other items, net	2,010	12,638	10,628	84.1%

Total operating costs and expenses	996,640	1,045,061	48,421	4.6%

Income from operations	102,719	85,563	17,156	20.1%
% Margin	9.3%	7.6%
Other income (expense):
Interest expense	(12,694)	(17,448)	4,754	27.2%
Other, net	152	(1,369)	1,521	111.1%

Total other income (expense)	(12,542)	(18,817)	6,275	33.3%

Earnings from continuing operations before income taxes	90,177	66,746	23,431	35.1%

Income taxes	33,058	29,129	(3,929)	(13.5%)

Net earnings from continuing operations	57,119	37,617	19,502	51.8%

Earnings from discontinued operations, net of tax	-	33,899	(33,899)	(100.0%)

Net earnings	57,119	71,516	(14,397)	(20.1%)

Less: Net loss attributable to noncontrolling interest	(488)	(5,747)	5,259	91.5%

Net earnings attributable to Acxiom	57,607	77,263	(19,656)	(25.4%)

Basic earnings per share:
Net earnings (loss) from continuing operations	0.76	0.47	0.29	61.7%
Earnings from discontinued operations	-	0.43	(0.43)	(100.0%)
Net earnings	0.76	0.90	(0.14)	15.6%

Net earnings (loss) attributable to Acxiom stockholders	0.77	0.97	(0.20)	20.6%

Diluted earnings per share:
Net earnings from continuing operations	0.75	0.47	0.28	59.6%
Earnings from discontinued operations	-	0.42	(0.42)	(100.0%)
Net earnings	0.75	0.89	(0.14)	(15.7%)

Net earnings attributable to Acxiom stockholders	0.75	0.96	(0.21)	(21.9%)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Earnings from continuing operations before income taxes	17,418	18,680	90,177	66,746

Income taxes	4,319	3,838	33,058	29,129

Net earnings from continuing operations	13,099	14,842	57,119	37,617

Earnings from discontinued operations, net of tax	-	31,031	-	33,899

Net earnings	13,099	45,873	57,119	71,516

Less: Net loss attributable to noncontrolling interest	(139)	(193)	(488)	(5,747)

Net earnings attributable to Acxiom	13,238	46,066	57,607	77,263

Earnings per share attributable to Acxiom stockholders:

Basic	0.18	0.59	0.77	0.97

Diluted	0.18	0.58	0.75	0.96

Unusual items:

MENA disposal	-	-	-	2,512
Disposal of operations	(878)	-	(878)	-
Impairment of goodwill and other intangibles	-	-	-	17,803
Adjustment of earnout liability	-	-	-	(2,598)
Restructuring charges and other adjustments	2,822	12,600	2,888	12,724

Total unusual items, continuing operations	1,944	12,600	2,010	30,441

Earnings from continuing operations before income taxes
and excluding unusual items	19,362	31,280	92,187	97,187

Income taxes	5,398	14,082	34,163	40,423

Non-GAAP net earnings	13,964	17,198	58,024	56,764

Less: Net loss attributable to noncontrolling interest	(139)	-	(488)	(1,370)

Non-GAAP Net earnings attributable to Acxiom	14,103	17,198	58,512	58,134

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.19	0.22	0.78	0.73

Diluted	0.19	0.22	0.76	0.72

Diluted weighted average shares	75,027	78,947	76,497	80,394

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Income from operations	20,189	22,290	102,719	85,563

Unusual items	1,944	12,600	2,010	30,441

Income from operations before unusual items	22,133	34,890	104,729	116,004

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	March 31,	March 31,
	2013	2012

Basic earnings per share from continuing operations:
Numerator - net earnings	13,099	14,842
Denominator - weighted-average shares outstanding	73,670	77,818
Basic earnings per share	0.18	0.19

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	13,238	46,066
Denominator - weighted-average shares outstanding	73,670	77,818
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.18	0.59

Diluted earnings per share from continuing operations:
Numerator - net earnings	13,099	14,842

Denominator - weighted-average shares outstanding	73,670	77,818
Dilutive effect of common stock options, warrants and restricted stock	1,357	1,129
	75,027	78,947

Diluted earnings per share from continuing operations	0.17	0.19

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	13,238	46,066

Denominator - weighted-average shares outstanding	73,670	77,818
Dilutive effect of common stock options, warrants, and restricted stock	1,357	1,129
	75,027	78,947

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.18	0.58

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Twelve Months Ended

	March 31,	March 31,
	2013	2012

Basic earnings per share from continuing operations:
Numerator - net earnings	57,119	37,617
Denominator - weighted-average shares outstanding	74,814	79,483
Basic earnings per share	0.76	0.47

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	57,607	77,263
Denominator - weighted-average shares outstanding	74,814	79,483
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.77	0.97

Diluted earnings per share from continuing operations:
Numerator - net earnings	57,119	37,617

Denominator - weighted-average shares outstanding	74,814	79,483
Dilutive effect of common stock options, warrants and restricted stock	1,683	911
	76,497	80,394

Diluted earnings per share from continuing operations	0.75	0.47

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	57,607	77,263

Denominator - weighted-average shares outstanding	74,814	79,483
Dilutive effect of common stock options, warrants, and restricted stock	1,683	911
	76,497	80,394

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.75	0.96

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,
Revenue:	2013	2012

Marketing and data services	197,452	203,400
IT Infrastructure management services	65,202	67,590
Other services	14,477	16,265

Total revenue	277,131	287,255

Income from continuing operations:

Marketing and data services	21,236	30,094
IT Infrastructure management services	2,357	5,855
Other services	(1,460)	(1,059)
Corporate	(1,944)	(12,600)

Total income from continuing operations	20,189	22,290

Margin:

Marketing and data services	10.8%	14.8%
IT Infrastructure management services	3.6%	8.7%
Other services	-10.1%	-6.5%

Total margin	7.3%	7.8%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,
Revenue:	2013	2012

Marketing and data services	767,738	771,714
IT Infrastructure management services	275,469	291,525
Other services	56,152	67,385

Total revenue	1,099,359	1,130,624

Income from continuing operations:

Marketing and data services	80,513	95,820
IT Infrastructure management services	29,330	24,988
Other services	(5,114)	(4,804)
Corporate	(2,010)	(30,441)

Total income from continuing operations	102,719	85,563

Margin:

Marketing and data services	10.5%	12.4%
IT Infrastructure management services	10.6%	8.6%
Other services	-9.1%	-7.1%

Total margin	9.3%	7.6%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	March 31,	$	%
	2013	2012	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	222,974	229,648	(6,674)	(2.9%)
Trade accounts receivable, net	159,882	169,446	(9,564)	(5.6%)
Deferred income taxes	13,496	15,107	(1,611)	(10.7%)
Refundable income taxes	5,809	-	5,809	100.0%
Other current assets	58,935	57,804	1,131	2.0%

Total current assets	461,096	472,005	(10,909)	(2.3%)

Property and equipment	822,439	913,073	(90,634)	(9.9%)
Less - accumulated depreciation and amortization	591,687	659,700	(68,013)	(10.3%)

Property and equipment, net	230,752	253,373	(22,621)	(8.9%)

Software, net of accumulated amortization	24,471	13,211	11,260	85.2%
Goodwill	381,129	382,285	(1,156)	(0.3%)
Purchased software licenses, net of accumulated amortization	23,604	25,294	(1,690)	(6.7%)
Deferred costs, net	42,971	61,977	(19,006)	(30.7%)
Data acquisition costs	10,631	15,009	(4,378)	(29.2%)
Other assets, net	13,052	9,623	3,429	35.6%

	1,187,706	1,232,777	(45,071)	(3.7%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	16,105	26,336	10,231	38.8%
Trade accounts payable	35,786	31,030	(4,756)	(15.3%)
Accrued payroll and related expenses	62,390	54,839	(7,551)	(13.8%)
Other accrued expenses	68,270	67,847	(423)	(0.6%)
Deferred revenue	41,388	59,949	18,561	31.0%
Income taxes	637	16,400	15,763	96.1%

Total current liabilities	224,576	256,401	31,825	12.4%

Long-term debt	237,400	251,886	14,486	5.8%

Deferred income taxes	94,918	98,965	4,047	4.1%

Other liabilities	11,444	13,670	2,226	16.3%

Stockholders' equity:
Common stock	12,134	12,003	131	1.1%
Additional paid-in capital	885,184	860,165	25,019	2.9%
Retained earnings	593,966	536,359	57,607	10.7%
Accumulated other comprehensive income	11,423	13,601	(2,178)	(16.0%)
Treasury stock, at cost	(882,959)	(810,381)	(72,578)	(9.0%)
Total Acxiom stockholders' equity	619,748	611,747	8,001	1.3%
Noncontrolling interest	(380)	108	(488)	(451.9%)

Total equity	619,368	611,855	7,513	1.2%

	1,187,706	1,232,777	(45,071)	(3.7%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,

	2013	2012

Cash flows from operating activities:
Net earnings	13,099	45,873
Non-cash operating activities:
Depreciation and amortization	26,614	31,422
Loss (Gain) on disposal or impairment of assets	-	(48,380)
Impairment of goodwill and other intangibles	-	-
Deferred income taxes	2,850	3,006
Non-cash stock compensation expense	3,096	2,060
Changes in operating assets and liabilities:
Accounts receivable	20,603	1,816
Other assets	(9,941)	(4,705)
Deferred costs	36	(422)
Accounts payable and other liabilities	23,719	35,916
Deferred revenue	(5,855)	(10,143)
Net cash provided by operating activities	74,221	56,443
Cash flows from investing activities:
Disposal of operations	-	73,468
Capitalized software	(6,689)	(2,095)
Capital expenditures	(16,515)	(12,444)
Data acquisition costs	(2,106)	(3,763)
Net cash provided (used) by investing activities	(25,310)	55,166
Cash flows from financing activities:
Payments of debt	(7,081)	(9,108)
Sale of common stock	4,094	4,887
Tax impact of stock options, warrants, and restricted stock	357	(1,310)
Acquisition of treasury stock	(9,023)	(22,708)
Net cash used by financing activities	(11,653)	(28,239)
Effect of exchange rate changes on cash	(504)	415

Net change in cash and cash equivalents	36,754	83,785
Cash and cash equivalents at beginning of period	186,220	145,863
Cash and cash equivalents at end of period	222,974	229,648

Supplemental cash flow information:
Cash paid during the period for:
Interest	3,031	3,568
Income taxes	9,196	5,594
Payments on capital leases and installment payment arrangements	3,566	4,644
Payments on software and data license liabilities	1,432	2,300
Other debt payments, excluding line of credit	2,083	2,164
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	-	2,509

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2013	2012

Cash flows from operating activities:
Net earnings	57,119	71,516
Non-cash operating activities:
Depreciation and amortization	116,208	134,662
Loss (gain) on disposal or impairment of assets	25	(48,197)
Impairment of goodwill and other intangibles	-	17,803
Deferred income taxes	(3,578)	2,228
Non-cash stock compensation expense	12,002	8,970
Changes in operating assets and liabilities:
Accounts receivable	6,678	(947)
Other assets	(9,185)	(4,907)
Deferred costs	(1,564)	(2,301)
Accounts payable and other liabilities	(8,888)	46,624
Deferred revenue	(18,685)	4,000
Net cash provided by operating activities	150,132	229,451
Cash flows from investing activities:
Disposition of operations	-	72,425
Capitalized software	(19,879)	(5,262)
Capital expenditures	(38,491)	(51,591)
Data acquisition costs	(8,570)	(12,312)
Payments from investments	-	370
Net cash paid in acquisitions	-	(255)
Net cash provided (used) by investing activities	(66,940)	3,375
Cash flows from financing activities:
Payments of debt	(26,871)	(154,876)
Sale of common stock	11,957	12,205
Tax impact of stock options, warrants, and restricted stock	357	(1,310)
Acquisition of treasury stock	(74,378)	(65,535)
Contingent consideration paid for prior acquisitions	(288)	(326)
Net cash used by financing activities	(89,223)	(209,842)
Effect of exchange rate changes on cash	(643)	(309)

Net change in cash and cash equivalents	(6,674)	22,675
Cash and cash equivalents at beginning of period	229,648	206,973
Cash and cash equivalents at end of period	222,974	229,648

Supplemental cash flow information:
Cash paid during the period for:
Interest	12,709	19,059
Income taxes	57,464	20,765
Payments on capital leases and installment payment arrangements	16,514	18,331
Payments on software and data license liabilities	1,769	2,916
Other debt payments, excluding line of credit	8,588	8,629
Prepayment of debt	-	125,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	2,157	11,242

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013

Net cash provided (used) by operating activities	32,754	57,714	82,540	56,443	229,451	(1,867)	39,235	38,543	74,221	150,132

Less:
Disposition of operations	-	(1,043)	-	73,468	72,425	-	-	-	-	-
Capitalized software	(529)	(991)	(1,647)	(2,095)	(5,262)	(3,673)	(4,074)	(5,443)	(6,689)	(19,879)
Capital expenditures	(12,577)	(12,134)	(14,436)	(12,444)	(51,591)	(3,538)	(8,178)	(10,260)	(16,515)	(38,491)
Data acquisition costs	(2,776)	(1,774)	(3,999)	(3,763)	(12,312)	(2,302)	(1,396)	(2,766)	(2,106)	(8,570)
Payments on capital leases and installment payment arrangements	(4,794)	(4,184)	(4,709)	(4,644)	(18,331)	(4,562)	(4,384)	(4,002)	(3,566)	(16,514)
Payments on software and data license liabilities	(367)	(124)	(125)	(2,300)	(2,916)	(129)	(130)	(78)	(1,432)	(1,769)
Other required debt payments	(2,151)	(2,155)	(2,159)	(2,164)	(8,629)	(2,165)	(2,168)	(2,172)	(2,083)	(8,588)

Total	9,560	35,309	55,465	102,501	202,835	(18,236)	18,905	13,822	41,830	56,321

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

											Q4 FY13 to Q4 FY12
	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013%		$
Revenue:
Marketing and data services	184,996	195,857	187,461	203,400	771,714	185,739	194,409	190,138	197,452	767,738	-2.9%	(5,948)
IT Infrastructure management services	73,050	73,712	77,173	67,590	291,525	70,290	70,061	69,916	65,202	275,469	-3.5%	(2,388)
Other services	17,998	16,863	16,259	16,265	67,385	15,630	12,997	13,048	14,477	56,152	-11.0%	(1,788)
Total revenue	276,044	286,432	280,893	287,255	1,130,624	271,659	277,467	273,102	277,131	1,099,359	-3.5%	(10,124)

Operating costs and expenses:
Cost of revenue	218,289	217,487	213,925	213,788	863,489	209,326	209,886	209,027	213,587	841,826	-0.1%	(201)
Selling, general and administrative	36,807	39,429	36,318	38,577	151,131	36,749	37,341	37,303	41,411	152,804	7.3%	2,834
Impairment of goodwill and other intangibles	-	-	17,803	-	17,803	-	-	-	-	-	-	-
Gains, losses and other items, net	244	2,465	(2,671)	12,600	12,638	160	32	(126)	1,944	2,010	-84.6%	(10,656)

Total operating costs and expenses	255,340	259,381	265,375	264,965	1,045,061	246,235	247,259	246,204	256,942	996,640	-3.0%	(8,023)

Income from operations	20,704	27,051	15,518	22,290	85,563	25,424	30,208	26,898	20,189	102,719	-9.4%	(2,101)
% Margin	7.5%	9.4%	5.5%	7.8%	7.6%	9.4%	10.9%	9.8%	7.3%	9.3%
Other expense
Interest expense	(5,455)	(4,719)	(3,883)	(3,391)	(17,448)	(3,240)	(3,317)	(3,178)	(2,959)	(12,694)	12.7%	432
Other, net	(87)	(965)	(98)	(219)	(1,369)	(547)	(54)	565	188	152	185.8%	407
Total other expense	(5,542)	(5,684)	(3,981)	(3,610)	(18,817)	(3,787)	(3,371)	(2,613)	(2,771)	(12,542)	23.2%	839

Earnings from continuing operations before income taxes	15,162	21,367	11,537	18,680	66,746	21,637	26,837	24,285	17,418	90,177	-6.8%	(1,262)
Income taxes	6,063	9,528	9,700	3,838	29,129	8,438	10,465	9,836	4,319	33,058	12.5%	481

Net earnings from continuing operations	9,099	11,839	1,837	14,842	37,617	13,199	16,372	14,449	13,099	57,119	-11.7%	(1,743)

Earnings from discontinued operations, net of tax	916	1,138	814	31,031	33,899	-	-	-	-	-	-100.0%	(31,031)

Net earnings	10,015	12,977	2,651	45,873	71,516	13,199	16,372	14,449	13,099	57,119	-71.4%	(32,774)

Less: Net earnings (loss) attributable
to noncontrolling interest	(960)	685	(5,279)	(193)	(5,747)	(134)	(139)	(76)	(139)	(488)	28.0%	54

Net earnings attributable to Acxiom	10,975	12,292	7,930	46,066	77,263	13,333	16,511	14,525	13,238	57,607	-71.3%	(32,828)

Diluted earnings per share - net earnings attributable
to Acxiom stockholders	0.13	0.15	0.10	0.58	0.96	0.17	0.21	0.19	0.18	0.75	-69.0%	(0.40)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

											Q4 FY13 to Q4 FY12
	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013%		$

Revenue:

Marketing and data services	184,996	195,857	187,461	203,400	771,714	185,739	194,409	190,138	197,452	767,738	-3%	(5,948)
IT Infrastructure management services	73,050	73,712	77,173	67,590	291,525	70,290	70,061	69,916	65,202	275,469	-4%	(2,388)
Other services	17,998	16,863	16,259	16,265	67,385	15,630	12,997	13,048	14,477	56,152	-11%	(1,788)

Total revenue	276,044	286,432	280,893	287,255	1,130,624	271,659	277,467	273,102	277,131	1,099,359	-4%	(10,124)

Income (loss) from operations:

Marketing and data services	17,260	27,078	21,388	30,094	95,820	17,975	23,331	17,971	21,236	80,513	-29%	(8,858)
IT Infrastructure management services	4,247	5,091	9,795	5,855	24,988	8,831	8,520	9,622	2,357	29,330	-60%	(3,498)
Other services	(559)	(2,653)	(533)	(1,059)	(4,804)	(1,222)	(1,611)	(821)	(1,460)	(5,114)	-38%	(401)
Corporate	(244)	(2,465)	(15,132)	(12,600)	(30,441)	(160)	(32)	126	(1,944)	(2,010)	85%	10,656

Total income from operations	20,704	27,051	15,518	22,290	85,563	25,424	30,208	26,898	20,189	102,719	-9%	(2,101)

Margin:

Marketing and data services	9.3%	13.8%	11.4%	14.8%	12.4%	9.7%	12.0%	9.5%	10.8%	10.5%
IT Infrastructure management services	5.8%	6.9%	12.7%	8.7%	8.6%	12.6%	12.2%	13.8%	3.6%	10.6%
Other services	-3.1%	-15.7%	-3.3%	-6.5%	-7.1%	-7.8%	-12.4%	-6.3%	-10.1%	-9.1%

Total	7.5%	9.4%	5.5%	7.8%	7.6%	9.4%	10.9%	9.8%	7.3%	9.3%